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Exhibit 3.01

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

OMNEON VIDEO NETWORKS, INC.

        Omneon Video Networks, Inc., a Delaware corporation (the "Corporation"), does hereby certify that the following amendments to the Corporation's Restated Certificate of Incorporation (the "Restated Certificate of Incorporation") has been duly adopted by the Board of Directors and stockholders of the Corporation in accordance with the provisions of Section 242 of the Delaware General Corporation Law, with the approval of such amendment by the Corporation's stockholders having been given by written consent without a meeting in accordance with Sections 228(d) and 242 of the Delaware General Corporation Law:

        1.    Article FIRST.    Article FIRST of the Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

        "The name of this corporation is Omneon, Inc. (the "Company")."

        2.    Article FOURTH, Section 4(B).    Article FOURTH, Section 4(B) of the Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

    "A.    The aggregate number of shares that the Company shall have authority to issue is 57,498,389, which shall consist of 38,500,000 shares of Common Stock, each with the par value of $0.001 per share, and 18,998,388 shares of Preferred Stock, each with the par value of $0.001 per share. Of the Preferred Stock, 11,363,661 shares are designated "Series A-1 Preferred Stock," 512,901 shares are designated "Series A-2.1 Preferred Stock," 1 share is designated "Series A-2.2 Preferred Stock," 27,557 shares are designated "Series A-3 Preferred Stock," 21,275 shares are designated "Series A-4 Preferred Stock," 99 shares are designated "Series A-5 Preferred Stock," 479,436 shares are designated "Series A-6 Preferred Stock," 5,121,952 shares are designated as "Series B-1 Preferred Stock" and 1,471,507 shares are designated as "Series C-1 Preferred Stock." The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by the affirmative vote of holders of a majority of the capital stock of the Company entitled to vote (voting together on an as-if converted basis), irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law."

        3.    Article FOURTH, Section 4(B)(3)(f)(ii)(1)(D).    Article FOURTH, Section 4(B)(3)(f)(ii)(1)(D) of the Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

    "(D)    shares of Common Stock or Preferred Stock issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, share purchase, purchase of all or substantially all of the assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all of the assets of such other corporation or entity or fifty percent (50%) or more of the voting power of such other corporation or entity or fifty percent (50%) or more of the equity ownership of such other entity; provided that such transaction or series of transactions has been approved by the Board of Directors."

[Signature Page Follows]

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this 5th day of December, 2007 and the foregoing facts stated herein are true and correct.

OMNEON VIDEO NETWORKS, INC.
By:	/s/ JOSEPH S. KENNEDY Joseph S. Kennedy President and Chief Executive Officer

OMNEON VIDEO NETWORKS, INC.
RESTATED CERTIFICATE OF INCORPORATION

        Omneon Video Networks, Inc., a corporation organized and existing under and by virtue of the Delaware General Corporation Law, hereby certifies as follows:

        The name of the corporation is Omneon Video Networks, Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State was May 4, 1998.

        This Restated Certificate of Incorporation of the corporation attached hereto as Exhibit A, which is incorporated herein by this reference, and which restates, integrates and further amends the provisions of the Certificate of Incorporation of this corporation as previously amended or supplemented, has been duly adopted by the corporation's Board of Directors, by a majority of the outstanding stock of the corporation and by a majority of the outstanding stock of each class or series of stock of the corporation entitled to vote thereon as a class in accordance with Sections 242 and 245 of the Delaware General Corporation Law, with the approval of the corporation's stockholders having been given by written consent without a meeting in accordance with Section 228 of the Delaware General Corporation Law.

        IN WITNESS WHEREOF, said corporation has caused this Restated Certificate of Incorporation to be signed by its duly authorized officer under the seal of the corporation this 28th day of September 2007.

OMNEON VIDEO NETWORKS, INC.
By:	/s/ JOSEPH S. KENNEDY Joseph S. Kennedy President and Chief Executive Officer

EXHIBIT A

RESTATED CERTIFICATE
OF INCORPORATION OF
OMNEON VIDEO NETWORKS, INC.

FIRST

        The name of this corporation is Omneon Video Networks, Inc. (the "Company")

SECOND

        The address of the Company's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD

        The purpose of the Company is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

FOURTH

        A.    The aggregate number of shares that the Company shall have authority to issue is 56,569,272, which shall consist of 38,000,000 shares of Common Stock, each with the par value of $0.001 per share, and 18,569,272 shares of Preferred Stock, each with the par value of $0.001 per share. Of the Preferred Stock, 11,363,661 shares are designated "Series A-1 Preferred Stock," 512,901 shares are designated "Series A-2.1 Preferred Stock," 1 share is designated "Series A-2.2 Preferred Stock," 27,557 shares are designated "Series A-3 Preferred Stock," 21,275 shares are designated "Series A-4 Preferred Stock," 99 shares are designated "Series A-5 Preferred Stock," 479,436 shares are designated "Series A-6 Preferred Stock," 5,121,952 shares are designated as "Series B-1 Preferred Stock" and 1,042,390 shares are designated as "Series C-1 Preferred Stock." The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by the affirmative vote of holders of a majority of the capital stock of the Company entitled to vote (voting together on an as-if converted basis), irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law.

        B.    The terms and provisions of the Preferred Stock and the Common Stock are as follows:

        1.     Dividends.

          (a)   Series C-1, Series B-1, Series A-1, Series A-2.2 and Series A-6 Preferred Stock.    The holders of shares of the outstanding Series C-1, Series B-1, Series A-1, Series A-2.2 and Series A-6 Preferred Stock shall be entitled to receive, on a pari passu basis and out of funds legally available therefore, when, as and if declared by the Board of Directors of the Company, dividends in the amount of $1.439, $0.205, $0.11, $75,651.62 and $0.11 per share, respectively (each as adjusted for stock splits, combinations, reorganizations and the like occurring after the date of filing (the "Filing Date") of this Restated Certificate of Incorporation (collectively, "Recapitalizations")) per annum, prior and in preference to the payment of any dividends on the Series A-2.1, Series A-3, Series A-4 and Series A-5 Preferred Stock and the Common Stock. No dividends (other than those payable solely in Common Stock or other securities or rights convertible into or entitling the holder to receive, directly or indirectly, additional shares of Common Stock) shall be paid with respect to the Series A-2.1, Series A-3, Series A-4 and Series A-5 Preferred Stock and Common Stock during any calendar year unless the prior dividend rights of the Series C-1, Series B-1, Series A-1, Series A-2.2 and Series A-6 Preferred Stock shall have first been paid or declared and set apart for payment to the holders of the Series C-1, Series B-1, Series A-1, Series A-2.2 and Series A-6 Preferred Stock

  during that calendar year. Dividends on the Series C-1, Series B-1, Series A-1, Series A-2.2 and Series A-6 Preferred Stock shall not be mandatory or cumulative, and no rights or interest shall accrue to the holders of the Series C-1, Series B-1, Series A-1, Series A-2.2 and Series A-6 Preferred Stock by reason of the fact that the Company shall fail to declare or pay dividends on the Series C-1, Series B-1, Series A-1, Series A-2.2 and Series A-6 Preferred Stock in any calendar year or any fiscal year of the Company, whether or not the earnings of the Company in any calendar year or fiscal year were sufficient to pay such dividends in whole or in part.

          (b)   Series A-2.1 Preferred Stock.    Subject to the prior and preferential dividend rights of the holders of the outstanding Series C-1, Series B-1, Series A-1, Series A-2.2 and Series A-6 Preferred Stock set forth in Section 4(B)(1)(a) above, the holders of the then outstanding Series A-2.1 Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Company, out of funds legally available therefor, dividends in the amount of $0.462082 per share (as adjusted for Recapitalizations) per annum, prior and in preference to the payment of any dividends on the Series A-3, Series A-4 and Series A-5 Preferred Stock and Common Stock. No dividends (other than those payable solely in Common Stock or other securities or rights convertible into or entitling the holder to receive, directly or indirectly, additional shares of Common Stock) shall be paid with respect to the Series A-3, Series A-4 and Series A-5 Preferred Stock and Common Stock during any calendar year unless the prior dividend rights of the Series A-2.1 Preferred Stock shall have first been paid or declared and set apart for payment to the holders of Series A-2.1 Preferred Stock during that calendar year. Dividends on the Series A-2.1 Preferred Stock shall not be mandatory or cumulative, and no rights or interest shall accrue to the holders of the Series A-2.1 Preferred Stock by reason of the fact that the Company shall fail to declare or pay dividends on the Series A-2.1 Preferred Stock in any calendar year or any fiscal year of the Company, whether or not the earnings of the Company in any calendar year or fiscal year were sufficient to pay such dividends in whole or in part.

          (c)   Series A-3, Series A-4 and Series A-5 Preferred Stock and Common Stock.    Subject to the prior and preferential dividend rights of the holders of outstanding Series C-1, Series B-1, Series A-1, Series A-2.1, Series A-2.2 and Series A-6 Preferred Stock set forth in Sections 4(B)(1)(a) and (b) above, the holders of the then outstanding Series A-3, Series A-4 and Series A-5 Preferred shall be entitled to receive, when as and if declared by the Board of Directors of the Company, on a pari passu basis and out of funds legally available therefor, dividends in the amount of $34.00, $22.00 and $10.00 per share, respectively (each as adjusted for Recapitalizations) per annum, prior and in preference to the payment of any dividends on the Common Stock. No dividends (other than those payable solely in Common Stock or other securities or rights convertible into or entitling the holder to receive, directly or indirectly, additional shares of Common Stock) shall be paid with respect to the Common Stock during any calendar year unless the prior dividend rights of the Series A-3, Series A-4 and Series A-5 Preferred Stock shall have first been paid or declared and set apart for payment to the holders of Series A-3, Series A-4 and Series A-5 Preferred Stock during that calendar year and until an additional dividend is paid on each outstanding share of Preferred Stock in an amount equal to or greater than the aggregate amount of dividends which would be payable on each share of Preferred Stock if, immediately prior to such payment, it had been converted into Common Stock. Dividends on the Series A-3, Series A-4 and Series A-5 Preferred Stock shall not be mandatory or cumulative, and no rights or interest shall accrue to the holders of the Series A-3, Series A-4 and Series A-5 Preferred Stock by reason of the fact that the Company shall fail to declare or pay dividends on the Series A-3, Series A-4 and Series A-5 Preferred Stock in any calendar year or any fiscal year of the Company, whether or not the earnings of the Company in any calendar year or fiscal year were sufficient to pay such dividends in whole or in part.

          (d)   Common Equivalent Dividend.    Notwithstanding the provisions of Sections 4(B)(1)(a), (b) and (c) above, in the event the Board of Directors declares a dividend to be paid solely in Common Stock or other securities or rights convertible into or entitling the holder to receive, directly or indirectly, additional shares of Common Stock to the holders of Common Stock, the holders of Series C-1, Series B-1, Series A-1, Series A-2.1, Series A-2.2, Series A-3, Series A-4, Series A-5 and Series A-6 Preferred Stock shall also be entitled to receive a dividend, out of any assets legally available therefor, equal to the dividend rights as described in Sections 4(B)(1)(a), (b) and (c) above plus an amount in proportion to the number of shares of Common Stock which would be held by each such holder if all shares of Series C-1, Series B-1, Series A-1, Series A-2.1, Series A-2.2, Series A-3, Series A-4, Series A-5 and Series A-6 Preferred Stock were converted into shares of Common Stock at the then effective conversion rate (a "Common Equivalent Dividend").

          (e)   Priority of Dividends.    The Company shall make no Distribution (as defined below) to the holders of shares of Preferred Stock or Common Stock except in accordance with Sections 4(B)(1)(a), (b), (c) and (d) above.

          (f)    Distribution.    As used in this section, "Distribution" means the transfer of cash or property without consideration, whether by way of dividend or otherwise (except a dividend in shares of the Company) or the purchase, conversion or other acquisition of shares of the Company (other than in connection with the repurchase of shares of Common Stock issued to or held by employees, consultants, officers and directors at a price not greater than the amount paid by such persons for such shares upon termination of their employment or services pursuant to agreements providing for the right of said repurchase, provided such repurchase is approved by the Board of Directors) for cash, property or other value.

          (g)   Non-Cash Dividends.    Whenever a dividend provided for in this Section 4(B)(1) shall be payable in property other than cash, the value of such dividend shall be deemed to be the fair market value of such property as determined in good faith by the Board of Directors.

        2.     Liquidation Rights.

          (a)   Liquidation Preference.    In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company (a "Liquidation"), distributions to the stockholders of the Company shall be made in the following manner:

            (i)    The holders of each share of Series C-1, Series B-1, Series A-1, Series A-2.2 and Series A-6 Preferred Stock shall be entitled to receive prior and in preference to distributions of assets or surplus funds of the Company to holders of Series A-2.1, Series A-3, Series A-4, and Series A-5 Preferred Stock and Common Stock, an amount per share equal to $28.78, $4.10, $2.20, $1,513,032.40 and $1.10, respectively, subject to adjustment for Recapitalizations, for each then outstanding share of Series C-1, Series B-1, Series A-1, Series A-2.2 and Series A-6 Preferred Stock held by them plus an amount equal to all declared and accrued but unpaid dividends on such share to the date fixed for distribution (the "Series C-1 Liquidation Preference," "Series B-1 Liquidation Preference," "Series A-1 Liquidation Preference," "Series A-2.2 Liquidation Preference," and "Series A-6 Liquidation Preference," respectively). For the sake of clarity, if there shall then be outstanding a fraction of a share of Series A-2.2 Preferred Stock, then the holder thereof shall be entitled to receive pursuant to this Section 4(B)(2)(a)(i) respecting that fractional share that fraction multiplied by the Series A-2.2 Liquidation Preference. The Series C-1, Series B-1, Series A-1, Series A-2.2 and Series A-6 Preferred Stock shall rank on parity as to the receipt of the respective preference amounts for each such series upon the occurrence of such events. If the assets and funds distributed to the holders of the Series C-1, Series B-1, Series A-1, Series A-2.2 and Series A-6 Preferred Stock shall be insufficient to permit payment to such holders of the full Series C-1, Series B-1, Series A-1, Series A-2.2 and Series A-6 Liquidation Preferences, then all of the remaining assets or property of the Company legally available for distribution shall be distributed ratably to the holders of the Series C-1, Series B-1, Series A-1, Series A-2.2 and Series A-6 Preferred Stock in proportion to the full preferential amount such holder is otherwise entitled to receive under this subsection (i).

            (ii)   After payment of the Series C-1, Series B-1, Series A-1, Series A-2.2 and Series A-6 Liquidation Preferences to the holders of the Series C-1, Series B-1, Series A-1, Series A-2.2 and Series A-6 Preferred Stock, respectively, the holders of each share of Series A-2.1 Preferred Stock shall be entitled to receive prior and in preference to distributions of assets or surplus funds of the Company to holders of Series A-3 Preferred Stock, Series A-4 Preferred Stock, Series A-5 Preferred Stock or Common Stock, an amount per share equal to $ 4.62082, subject to adjustment for Recapitalizations, for each then outstanding share of Series A-2.1 Preferred Stock held by them plus an amount equal to all declared and accrued but unpaid dividends on such share to the date fixed for distribution (the "Series A-2.1 Liquidation Preference"). If, after payment in full of the full preferential amounts specified for the Series C-1, Series B-1, Series A-1, Series A-2.2 and Series A-6 Preferred Stock in Section 4(B)(2)(a)(i) above, the assets and funds distributed to the holders of the Series A-2.1 Preferred Stock shall be insufficient to permit payment to such holders of the full Series A-2.1 Liquidation Preference, then all of the remaining assets or property of the Company legally available for distribution shall be distributed ratably to the holders of the Series A-2.1 Preferred Stock in proportion to the full preferential amount such holder is otherwise entitled to receive under this subsection (ii).

            (iii)  After payment of the Series C-1, Series B-1, Series A-1, Series A-2.1, Series A-2.2, and Series A-6 Liquidation Preferences to the holders of the Series C-1, Series B-1, Series A-1, Series A-2.1, Series A-2.2 and Series A-6 Preferred Stock, respectively, the holders of each share of Series A-3, Series A-4 and Series A-5 Preferred Stock shall be entitled to receive prior and in preference to distributions of assets or surplus funds of the Company to holders of Common Stock, an amount per share equal to $340.00, $220.00 and $100.00, respectively, subject to adjustment for Recapitalizations, for each then outstanding share of Series A-3, Series A-4 and Series A-5 Preferred Stock held by them plus an amount equal to all declared and accrued but unpaid dividends on such shares to the date fixed for distribution (the "Series A-3 Liquidation Preference," "Series A-4 Liquidation Preference," and "Series A-5 Liquidation Preference," respectively). The Series A-3, Series A-4 and Series A-5 Preferred Stock shall rank on a parity as to the receipt of the respective preferential amounts for each such series upon the occurrence of such event. If, after payment in full of the full preferential amounts specified for the Series C-1, Series B-1, Series A-1, Series A-2.1, Series A-2.2 and Series A-6 Preferred Stock in Sections 4(B)(2)(a)(i) and (ii) above, the assets and funds distributed to the holders of the Series A-3, Series A-4 and Series A-5 Preferred Stock shall be insufficient to permit payment to such holders of the full Series A-3, Series A-4 and Series A-5 Liquidation Preferences, then all of the remaining assets or property of the Company legally available for distribution shall be distributed ratably to the holders of the Series A-3, Series A-4 and Series A-5 Preferred Stock in proportion to the full preferential amount such holder is otherwise entitled to receive under this subsection (iii).

            (iv)  After payment has been made to the holders of the Preferred Stock of the preferential amounts as set forth above, the remaining assets and funds of the Company legally available for distribution, if any, shall be distributed ratably among the holders of the then outstanding shares of Common Stock pro rata according to the number of such shares of Common Stock held by each holder thereof.

          (b)   Liquidation Event.    For purposes of this Section 4(B)(2), a liquidation shall be deemed to be occasioned by, or to include, (i) the acquisition of the Company by any person or entity by means of any transaction or series of related transactions by the Company or its stockholders in which the stockholders of the Company immediately prior to such transaction or series of related transactions own less than 50% of the Company's voting power immediately after such transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation but excluding any merger effected exclusively for the purpose of changing the domicile of the Company); (ii) the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, by stockholders of the Company to a person or group of affiliated persons (other than an underwriter of the Company's securities), of the Company's then outstanding securities if, after such closing, such person or group of affiliated persons would hold 50% or more of the outstanding voting stock of the Company; or (iii) the sale, lease, assignment, transfer, conveyance, or disposal of all or substantially all of the assets of the Company or the license of the Company's technology that would constitute a sale of all or substantially all of the assets of the Company (each of the foregoing, a "Liquidation Event").

          (c)   Non-Cash Consideration.    In any Liquidation, if the consideration received by the Company or its stockholders is other than cash, then the value of such consideration shall be its fair market value as determined by the Board of Directors in good faith, except that any securities to be distributed to stockholders in a Liquidation shall be valued as follows:

            (i)    With respect to securities not subject to investment letter or other similar restrictions on free marketability covered by (ii) below:

              (1)   If traded on a securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the twenty (20) trading-day period ending immediately preceding three (3) trading days prior to the closing of a Liquidation;

              (2)   If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the twenty (20) trading-day period ending immediately preceding three (3) trading days prior to the closing of a Liquidation; and

              (3)   If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Company and the holders of at least a majority of the voting power of all then outstanding shares of Preferred Stock (voting as a single class and not as separate series and on an as converted to Common Stock basis).

            (ii)   The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in subpart (c)(i)(1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by the Company and the holders of at least a majority of the voting power of all then outstanding shares of such Preferred Stock (voting as a single class and not as separate series and on an as converted to Common Stock basis).

            (iii)  The foregoing methods for valuing non-cash consideration to be distributed in connection with a Liquidation may be superceded by any determination of such value set forth in the definitive agreements governing such Liquidation; provided that such determination is approved by the holders of a majority of the Preferred Stock (voting as a single class and not as separate series and on an as converted to Common Stock basis).

          (d)   In the event the requirements of Section 4(B)(2) are not complied with, the Company shall forthwith either:

            (i)    cause the closing of such Liquidation to be postponed until such time as the requirements of this Section 2 have been complied with; or

            (ii)   cancel such transaction, in which event the rights, preferences and privileges of the holders of the Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Section 4(B)(3)(i) hereof.

        3.     Conversion.    The Preferred Stock shall have conversion rights as follows:

          (a)   Optional Conversion.    At the option of the holder thereof, each share of Preferred Stock shall be convertible, at any time or from time to time prior to the close of business on the business day before any date fixed for redemption of such share, into fully paid and nonassessable shares of Common Stock as provided herein at the then effective Conversation Rate (as defined below) for such share.

          (b)   Automatic Conversion.    Each share of Preferred Stock shall automatically be converted into fully paid and nonassessable shares of Common Stock, as provided herein at the then effective Conversion Rate for such share immediately upon the earlier of: (1) immediately prior to the closing of a firm commitment underwritten public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the "Securities Act") covering the offer and sale of Common Stock for the account of the Company in which (i) the per share price to the public is at least $4.10 (before deduction of underwriters' discounts and commissions and which price shall be adjusted for any Recapitalizations), and (ii) the aggregate public offering price (before deduction of underwriters' discounts and commissions) is at least $25,000,000, or (2) with respect to all series of Preferred Stock, the election of the holders of a majority of the outstanding shares of such Preferred Stock voting together as a single class on an as-converted to common stock basis and not as separate series; provided, however, in the event that such conversion is conditioned upon or follows consummation of a Liquidation Event whereby the holders of Series A-2.2 Preferred Stock would receive distributions or consideration in an aggregate amount valued at $1,513,032.40 in respect of their ownership of the Series A-2.2 Preferred Stock pursuant to Section 4(B)(2)(a)(i) hereof absent conversion of Series A-2.2 Preferred Stock into Common Stock, then, solely with respect to the Series A-2.2 Preferred Stock, the election of the holders of a majority of the outstanding shares of the Series A-2.2 Preferred Stock (and the holders of all other series of Preferred Stock would then vote together excluding the Series A-2.2 Preferred Stock).

          (c)   Conversion Price.    Each share of Preferred Stock shall be convertible in accordance with Sections 4(B)(3)(a) and (b) above into that number of shares of Common Stock as set forth below:

            (i)    Each share of Series C-1 Preferred Stock shall be convertible into that number of fully-paid and nonassessable shares of Common Stock that is equal to $14.39, as adjusted for Recapitalizations of such series, divided by the Series C-1 Conversion Price in effect at the time of conversion. The "Series C-1 Conversion Price" shall initially be $14.39, subject to adjustment as provided herein.

            (ii)   Each share of Series B-1 Preferred Stock shall be convertible into that number of fully-paid and nonassessable shares of Common Stock that is equal to $2.05, as adjusted for Recapitalizations of such series, divided by the Series B-1 Conversion Price in effect at the time of conversion. The "Series B-1 Conversion Price" shall initially be $2.05, subject to adjustment as provided herein.

            (iii)  Each share of Series A-1 Preferred Stock shall be convertible into that number of fully-paid and nonassessable shares of Common Stock that is equal to $1.10, as adjusted for Recapitalizations of such series, divided by the Series A-1 Conversion Price in effect at the time of conversion. The "Series A-1 Conversion Price" shall initially be $1.10, subject to adjustment as provided herein.

            (iv)  Each share of Series A-2.1 Preferred Stock shall be convertible into that number of fully-paid and nonassessable shares of Common Stock that is equal to $4.62082, as adjusted for Recapitalizations of such series, divided by the Series A-2.1 Conversion Price in effect at the time of conversion. Following the Stock Combination, the "Series A-2.1 Conversion Price" shall initially be $4.62082, subject to adjustment as provided herein.

            (v)   Each share of Series A-2.2 Preferred Stock shall be convertible into that number of fully-paid and nonassessable shares of Common Stock that is equal to $756,515.89, as adjusted for Recapitalizations of such series, divided by the Series A-2.2 Conversion Price in effect at the time of conversion. Following the Stock Combination, the "Series A-2.2 Conversion Price" shall initially be $756,515.89, subject to adjustment as provided herein.

            (vi)  Each share of Series A-3 Preferred Stock shall be convertible into that number of fully-paid and nonassessable shares of Common Stock that is equal to $340.00, as adjusted for Recapitalizations of such series, divided by the Series A-3 Conversion Price in effect at the time of conversion. The "Series A-3 Conversion Price" shall initially be $340.00, and shall be subject to adjustment as provided herein.

            (vii) Each share of Series A-4 Preferred Stock shall be convertible into that number of fully-paid and nonassessable shares of Common Stock that is equal to $220.00, as adjusted for Recapitalizations of such series, divided by the Series A-4 Conversion Price in effect at the time of conversion. The "Series A-4 Conversion Price" shall initially be $220.00, and shall be subject to adjustment as provided herein.

            (viii) Each share of Series A-5 Preferred Stock shall be convertible into that number of fully-paid and nonassessable shares of Common Stock that is equal to $100.00, as adjusted for Recapitalizations of such series, divided by the Series A-5 Conversion Price in effect at the time of conversion. The "Series A-5 Conversion Price" shall initially be $100.00, and shall be subject to adjustment as provided herein.

            (ix)  Each share of Series A-6 Preferred Stock shall be convertible into that number of fully-paid and nonassessable shares of Common Stock that is equal to $1.10, as adjusted for Recapitalizations of such series, divided by the Series A-6 Conversion Price in effect at the time of conversion. The "Series A-6 Conversion Price" shall initially be $1.10, and shall be subject to adjustment as provided herein.

            (x)   The number of shares of Common Stock into which each share of Preferred Stock may be converted is hereinafter referred to as the "Conversion Rate." The term "Conversion Price" shall refer to the Series C-1 Conversion Price, Series B-1 Conversion Price, Series A-1 Conversion Price, Series A-3 Conversion Price, Series A-4 Conversion Price, Series A-5 Conversion Price and Series A-6 Conversion Price, as applicable.

          (d)   Mechanics of Conversion.

            (i)    No fractional shares of Common Stock shall be issued upon conversion of Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the then fair market value of such fractional shares as determined by the Board of Directors. For such purpose, all shares of Preferred Stock held by each holder shall be aggregated, and any resulting fractional share of Common Stock shall be paid in cash.

            (ii)   Before any holder of Preferred Stock shall be entitled to voluntarily convert Preferred Stock into full shares of Common Stock, and to receive certificates therefor, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Preferred Stock, and shall give written notice to the Company at such office that he elects to convert the same.

            (iii)  In the event of conversions pursuant to Section 4(B)(3)(b) above, the outstanding shares of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent.

            (iv)  The Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversions unless either the certificates evidencing such shares of Preferred Stock are delivered to the Company or its transfer agent as provided above, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. The Company shall, as soon as practicable after such delivery, or after such agreement and indemnification, issue and deliver at such office to such holder of Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Preferred Stock, plus any declared and unpaid dividends on the converted Preferred Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date; provided, however, that if the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act, the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of the sale of such securities. If the conversion is in connection with Automatic Conversion provisions of Section 4(B)(3)(b) above, such conversion shall be deemed to have been made on the conversion date described in the stockholder consent approving such conversion, and the persons entitled to receive shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holders of such shares of Common Stock as of such date.

          (e)   Adjustments to Conversion Price.

            (i)    Adjustments for Subdivisions or Combinations of Common Stock.    Upon the happening of a Common Stock Event (as hereinafter defined), the Conversion Price of each series of Preferred Stock shall, simultaneously with the happening of such Common Stock Event, be adjusted by multiplying the Conversion Price of such series of Preferred Stock in effect immediately prior to such Common Stock Event by a fraction, (i) the numerator of which shall be the number of shares of Common Stock issued and outstanding immediately prior to such Common Stock Event, and (ii) the denominator of which shall be the number of shares of Common Stock issued and outstanding immediately after such Common Stock Event, and the product so obtained shall thereafter be the Conversion Price for such series of

    Preferred Stock. The Conversion Price for a series of Preferred Stock shall be readjusted in the same manner upon the happening of each subsequent Common Stock Event. As used herein, the term the "Common Stock Event" shall mean at any time or from time to time after the Filing Date, (i) the issue by the Company of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a combination of the outstanding shares of Common Stock into a smaller number of shares of Common Stock. Notwithstanding the foregoing, no adjustment to the Conversion Prices shall be made if and to the extent the holders of such shares have received a Common Stock Dividend.

            (ii)   Adjustments for Distributions.    In the event the Company at any time or from time to time makes or fixes a record date for the determination of holders of Common Stock entitled to receive any distribution payable in securities of the Company other than shares of Common Stock and other than as otherwise adjusted in this Section 4(B)(3), then and in each such event provision shall be made so that the holders of Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company which they would have received had their Preferred Stock converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 4(B)(3) with respect to the rights of the holders of the Preferred Stock.

            (iii)  Adjustments for Reclassification, Exchange and Substitution.    If the Common Stock issuable upon conversion of the Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), the Conversion Prices then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Preferred Stock immediately before that change.

          (f)    Adjustments to Series C-1 Conversion Price and Series B-1 Conversion Price for Sale of Shares below Conversion Price.

            (i)    Adjustment Formula.    If at any time or from time to time after the Filing Date the Company issues or sells, or is deemed by the provisions of this Section 4(B)(3)(f) to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), otherwise than in connection with a Common Stock Event as provided in Section 4(B)(3)(e)(i) above, a distribution as provided in Section 4(B)(3)(e)(ii) above or a recapitalization, reclassification or other change as provided in Section 4(B)(3)(e)(iii) above, for an Effective Price (as hereinafter defined) that is less than the Conversion Price for the Series B-1 Preferred Stock or the Series C-1 Preferred Stock in effect immediately prior to such issue or sale (or deemed issue or sale), then, and in each such case, the Conversion Price for such series of Preferred Stock shall be reduced, as of the close of business on the date of such issue or sale, to the price obtained by multiplying the Conversion Price for such series of Preferred Stock by a fraction:

              (1)   the numerator of which shall be the sum of (A) the number of Common Stock Equivalents Outstanding (as hereinafter defined) immediately prior to such issue or sale of Additional Shares of Common Stock plus (B) the quotient obtained by dividing the Aggregate Consideration Received (as hereinafter defined) by the Company for the total number of Additional Shares of Common Stock so issued or sold (or deemed so issued and sold) by the Conversion Price of such series of Preferred Stock in effect immediately prior to such issue or sale; and

              (2)   the denominator of which shall be the sum of (A) the number of Common Stock Equivalents Outstanding immediately prior to such issue or sale plus (B) the number of Additional Shares of Common Stock so issued or sold (or deemed so issued and sold).

            (ii)   Certain Definitions.    For the purpose of making any adjustment required under this Section 4(B)(3)(f):

              (1)   The "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company, or deemed issued as provided in Section 4(B)(3)(f)(iii) below, whether or not subsequently reacquired or retired by the Company, other than:

                (A)  shares of Common Stock issued or issuable upon conversion of any outstanding shares of Preferred Stock;

                (B)  any shares of Common Stock or Preferred Stock (or options, warrants or rights therefor) granted or issued hereafter to employees, officers, directors, contractors, consultants or advisers to, the Company or any Subsidiary pursuant to incentive agreements, stock purchase or stock option plans, stock bonuses or awards, warrants, contracts or other arrangements that are approved by the Board of Directors;

                (C)  any shares of Common Stock or Preferred Stock (and/or options or warrants therefore) issued to parties that are (i) strategic partners investing in connection with a commercial relationship with the Company or (ii) providing the Company with equipment leases, real property leases, loans, credit lines, guaranties of indebtedness, cash price reductions or similar transactions, under arrangements, in each case, approved by the Board of Directors;

                (D)  shares of Common Stock or Preferred Stock issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of all or substantially all of the assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all of the assets of such other corporation or entity or fifty percent (50%) or more of the voting power of such other corporation or entity or fifty percent (50%) or more of the equity ownership of such other entity; provided that such transaction or series of transactions has been approved by the Board of Directors;

                (E)  shares of Common Stock or Preferred Stock issuable upon exercise of any options, warrants or rights to purchase any securities of the Company outstanding as of the Filing Date and any securities issuable upon the conversion thereof;

                (F)  shares of Common Stock issued pursuant to any Common Stock Event; and

                (G)  shares of Common Stock issued or issuable in a public offering prior to or in connection with which all outstanding shares of Preferred Stock will be converted to Common Stock under this Restated Certificate of Incorporation.

              (2)   The "Aggregate Consideration Received" by the Company for any issue or sale (or deemed issue or sale) of securities shall (A) to the extent it consists of cash, be computed at the gross amount of cash received by the Company before deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale and without deduction of any expenses payable by the Company; (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board; and (C) if Additional Shares of Common Stock, Convertible Securities or Rights or Options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or Rights or Options.

              (3)   The "Common Stock Equivalents Outstanding" shall mean the number of shares of Common Stock that is equal to the sum of (A) all shares of Common Stock of the Company that are outstanding at the time in question, plus (B) all shares of Common Stock of the Company issuable upon conversion of all shares of Preferred Stock or other Convertible Securities that are outstanding at the time in question, plus (C) all shares of Common Stock of the Company that are issuable upon the exercise of Rights or Options that are outstanding at the time in question assuming the full conversion or exchange into Common Stock of all such Rights or Options that are Rights or Options to purchase or acquire Convertible Securities into or for Common Stock.

              (4)   The "Convertible Securities" shall mean stock or other securities convertible into or exchangeable for shares of Common Stock.

              (5)   The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold, by the Company under this Section 4(B)(3)(f), into the Aggregate Consideration Received, or deemed to have been received, by the Company under this Section 4(B)(3)(f), for the issue of such Additional Shares of Common Stock.

              (6)   The "Rights or Options" shall mean warrants, options or other rights to purchase or acquire shares of Common Stock or Convertible Securities.

            (iii)  Deemed Issuances.    For the purpose of making any adjustment to the Series B-1 Conversion Price or Series C-1 Conversion Price required under this Section 4(B)(3)(f), if the Company issues or sells any Rights or Options or Convertible Securities and if the Effective Price of the shares of Common Stock issuable upon exercise of such Rights or Options and/or the conversion or exchange of Convertible Securities (computed without reference to any additional or similar protective or antidilution clauses) is less than the Series B-1 Conversion Price or the Series C-1 Conversion Price then in effect, then the Company shall be deemed to have issued, at the time of the issuance of such Rights, Options or Convertible Securities, that number of Additional Shares of Common Stock that is equal to the maximum number of shares of Common Stock issuable upon exercise or conversion of such Rights, Options or Convertible Securities upon their issuance and to have received, as the Aggregate Consideration Received for the issuance of such shares, an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such Rights or Options or Convertible Securities, plus, in the case of such Rights or Options, the minimum amounts of consideration, if any, payable to the Company upon the exercise in full of such Rights or Options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion or exchange thereof; provided that:

              (1)   if the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, then the Company shall be deemed to have received the minimum amounts of consideration without reference to such clauses;

              (2)   if the minimum amount of consideration payable to the Company upon the exercise of Rights or Options or the conversion or exchange of Convertible Securities is reduced over time or upon the occurrence or non-occurrence of specified events other than by reason of antidilution or similar protective adjustments, then the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; and

              (3)   if the minimum amount of consideration payable to the Company upon the exercise of such Rights or Options or the conversion or exchange of Convertible Securities is subsequently increased, then the Effective Price shall again be recalculated using the increased minimum amount of consideration payable to the Company upon the exercise of such Rights or Options or the conversion or exchange of such Convertible Securities.

      No further adjustment of the Conversion Price, adjusted upon the issuance of such Rights or Options or Convertible Securities, shall be made as a result of the actual issuance of shares of Common Stock on the exercise of any such Rights or Options or the conversion or exchange of any such Convertible Securities. If any such Rights or Options or the conversion rights represented by any such Convertible Securities shall expire without having been fully exercised, then the Conversion Price as adjusted upon the issuance of such Rights or Options or Convertible Securities shall be readjusted to the Conversion Price which would have been in effect had an adjustment been made on the basis that the only shares of Common Stock so issued were the shares of Common Stock, if any, that were actually issued or sold on the exercise of such Rights or Options or rights of conversion or exchange of such Convertible Securities, and such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such Rights or Options, whether or not exercised, plus the consideration received for issuing or selling all such Convertible Securities actually converted or exchanged, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion or exchange of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of Preferred Stock.

          (g)   No Impairment.    The Company will not, except in accordance with the Delaware General Corporation Law, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4(B)(3) and in the taking of all such action as may be necessary or appropriate to protect the rights of the holders of Preferred Stock hereunder against impairment.

          (h)   Certificate of Adjustments.    Upon the occurrence of each adjustment or readjustment of any Conversion Price pursuant to this Section 4(B)(3), the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Prices at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Preferred Stock.

          (i)    Notices of Record Date.    In the event that the Company shall propose at any time (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus; (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (iv) to merge with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up; then, in connection with each such event, the Company shall send to the holders of the Preferred Stock at least 20 days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in clauses (iii) and (iv) above. Each such written notice shall be given by first class mail, postage prepaid, or nationally recognized overnight courier, or personally delivered, addressed to the holders of Preferred Stock at the address for each such holder as shown on the books of the Company.

          (j)    Reservation of Stock Issuable Upon Conversion.    The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Restated Certificate of Incorporation.

        4.     Voting.    Except as otherwise expressly provided herein or as required by law, the holders of Preferred Stock and the holders of Common Stock shall vote together and not as separate classes.

          (a)   Preferred Stock.    Each holder of shares of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Preferred Stock held by such holder of Preferred Stock could then be converted. The holders of shares of the Preferred Stock shall, except as otherwise set forth in this Restated Certificate of Incorporation, be entitled to vote on all matters on which the Common Stock shall be entitled to vote. The holders of the Preferred Stock shall be entitled to notice of any stockholders' meeting in accordance with the By-laws of the Company. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted), shall be disregarded.

          (b)   Common Stock.    Each holder of shares of Common Stock shall be entitled to one vote for each share thereof held.

          (c)   No Series Voting.    Other than as provided by law, or otherwise in this Restated Certificate of Incorporation, there shall be no series voting.

          (d)   Voting for the Election of Directors.

            (i)    Voting Arrangement.    As long as at least 2,850,000 shares of Series A-1 Preferred Stock remain outstanding (such number of shares being subject to proportional adjustments to reflect combinations or subdivision of such Preferred Stock or dividends declared in shares of such stock), the holders of shares of Series A-1 Preferred Stock, voting as a separate series (with cumulative voting rights as among themselves in accordance with Section 214 of the Delaware General Corporation Law), shall be entitled to elect three (3) directors of the Company at any election of directors. As long as at least 1,300,000 shares of Series B-1 Preferred Stock remain outstanding (such number of shares being subject to proportional adjustments to reflect combinations or subdivision of such Preferred Stock or dividends declared in shares of such stock), the holders of shares of Series B-1 Preferred Stock, voting as a separate series (with cumulative voting rights as among themselves in accordance with Section 214 of the Delaware General Corporation Law), shall be entitled to elect one (1) director of the Company at any election of directors. The holders of outstanding Common Stock, voting as a separate class (with cumulative voting rights as among themselves in accordance with Section 214 of the Delaware General Corporation Law), shall be entitled to elect one (1) director of the Company at any election of directors. The holders of Preferred Stock and Common Stock, voting together as a single class (with cumulative voting rights as among themselves in accordance with Section 214 of the Delaware General Corporation Law) shall be entitled to elect any remaining directors of the Company.

            (ii)   Vacancy, Removal and Procedures.    Notwithstanding the provisions of Section 223(a)(1) and 223(a)(2) of the Delaware General Corporation Law, any vacancy, including newly created directorships resulting from any increase in the authorized number of directors or amendment of this Restated Certificate of Incorporation, and vacancies created by removal or resignation of a director, may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced; provided, however, that where such vacancy occurs among the directors elected by the holders of a class or series of stock, the holders of shares of such class or series may override the Board's action to fill such vacancy by (i) voting for their own designee to fill such vacancy at a meeting of the Company's stockholders or (ii) written consent, if the consenting stockholders hold a sufficient number of shares to elect their designee at a meeting of the stockholders. Any director elected as provided in the immediately preceding sentence hereof may be removed during the aforesaid term of office, either with or without cause, by, and only by, the affirmative vote of the holders of the shares of the class or series of stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders, and any vacancy thereby created may be filled by the holders of that class or series of stock represented at the meeting or pursuant to written consent.

            (iii)  Termination.    Notwithstanding anything in this Section 4(B)(4)(d) to the contrary, the provisions of this Section 4(B)(4)(d) shall cease to be of any further force or effect upon the earlier to occur of (i) a Liquidation Event or (ii) an event constituting a Liquidation.

          (e)   Approval by Majority of Preferred Stock.    The Company shall not, without first obtaining the approval (by vote or consent as provided by law) of a majority of the votes represented by all of the shares of Preferred Stock then outstanding, voting together as a single class and not as separate series, and on an as-converted to common stock basis:

            (i)    amend this Restated Certificate of Incorporation or the By-laws of the Company;

            (ii)   reclassify any Common Stock into shares having any preference or priority superior to or on a parity with the Series B-1 Preferred Stock or the Series C-1 Preferred Stock;

            (iii)  pay or declare any dividend on or redeem any shares of Common Stock or Series A-2.1, Series A-2.2, Series A-3, Series A-4, Series A-5 or Series A-6 Preferred Stock (other than in connection with the repurchase of shares of Common Stock issued to or held by employees, consultants, officers and directors at a price not greater than the amount paid by such persons for such shares upon termination of their employment or services pursuant to agreements providing for the right of said repurchase, provided such repurchase is approved by the Board of Directors) or repay any loans made by any holder of the outstanding shares of Preferred Stock or Common Stock except in connection with the termination of employment of such holder in amounts to be agreed upon by the Company and such terminated holder;

            (iv)  authorize, create or issue any other class of capital stock or any securities convertible into capital stock having any preference or priority superior to or on a parity with the Series B-1 Preferred Stock or the Series C-1 Preferred Stock;

            (v)   enter into any Liquidation Event; or

            (vi)  enter into any licensing of the Company's technology that would constitute a sale of substantially all of the assets of the Company.

          (f)    Approval by Series A-1, Series B-1 and Series C-1 Preferred Stock.    The Company shall not, without first obtaining the approval (by vote or consent as provided by law) of a majority of the votes represented by all of the shares of Series A-1, Series B-1 and Series C-1 Preferred Stock then outstanding, voting together as a single class and not as separate series, and on an as-converted to common stock basis:

            (i)    amend this Restated Certificate of Incorporation or the By-laws of the Company; or

            (ii)   increase or decrease the size of the Company's Board of Directors above eleven, or below nine.

        5.     Notices.    Any notice required by the provisions of this Article FOURTH to be given to the holders of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, with a nationally recognized overnight courier, or personally delivered, and addressed to each holder of record at such holder's address appearing on the books of the Company.

FIFTH

        Except as otherwise provided in this Restated Certificate of Incorporation, the Board of Directors shall have the power to make, alter, amend and repeal the By-laws of the Company (except insofar as the By-laws of the Company as adopted by action of the stockholders of the Company shall otherwise provide). Any By-laws made by the directors under the powers conferred hereby may be altered, amended or repealed by the directors or by the stockholders.

SIXTH

        Election of directors need not be by written ballot unless the By-laws of the Company shall so provide.

SEVENTH

        The Company reserves the right to amend the provisions in this Restated Certificate of Incorporation and in any certificate amendatory hereof in the manner now or hereafter prescribed by law and the provisions of this Restated Certificate of Incorporation, and all rights conferred on stockholders or others hereunder or thereunder are granted subject to such reservation.

EIGHTH

        A.    To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

        B.    The Company shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Company or any predecessor of the Company or serves or served at any other enterprise as a director, officer or employee at the request of the Company or any predecessor to the Company to the same extent as permitted under subpart (a) above.

        C.    Neither any amendment nor repeal of this Article EIGHTH, nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this Article EIGHTH, shall eliminate or reduce the effect of this Article EIGHTH in respect of any matter occurring or any action or proceeding accruing or arising or that, but for this Article EIGHTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

        D.    The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

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  Exhibit 3.01
CERTIFICATE OF AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION OF OMNEON VIDEO NETWORKS, INC.
OMNEON VIDEO NETWORKS, INC. RESTATED CERTIFICATE OF INCORPORATION
EXHIBIT A
RESTATED CERTIFICATE OF INCORPORATION OF OMNEON VIDEO NETWORKS, INC.
FIRST
SECOND
THIRD
FOURTH
FIFTH
SIXTH
SEVENTH
EIGHTH